Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences Reports Fourth Quarter and Full-Year 2017 Operating & Financial Results and Provides Corporate Update

Cash Balance in excess of $135 million after our February 2018 follow-on financing allows for independent development of lead programs

Positive Phase 1/2 Subcutaneous data for CB 2679d presented at EAHAD 2018, Phase 2b to initiate in Q3 2018

Marzeptacog alfa (activated) Phase 2 study enrolling, interim data to be presented in July 2018

SOUTH SAN FRANCISCO, Calif. – Mar. 1, 2017 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), today announced operating and financial results for the fourth quarter and full-year ended December 31, 2017 and provided a corporate update.

Recent Milestones:

•	Achieved key milestones with CB 2679d/ISU304, the Company’s next-generation coagulation Factor IX, including:
o	Announced top-line multi-dose results from the subcutaneous Factor IX CB 2679d Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B; and
o	Signed a commercial-scale manufacturing agreement with AGC Biologics for subcutaneous Factor IX CB 2679d.
•	Advanced the development of marzeptacog alfa (activated), the Company’s next-generation Factor VIIa, including the following accomplishments:
o	Initiated the Factor VIIa marzeptacog alfa (activated) Phase 2 part of a Phase 2/3 subcutaneous efficacy clinical trial in individuals with hemophilia A or B with an inhibitor.
•

Successfully raised ~$125 million through two underwritten public equity offerings.  During December 2017 raised $10.5 million and during February raised $115 million, including the full exercise of the underwriters’ over-allotment option to purchase additional shares.

“2017 was a pivotal year for us as we continued to make significant progress in the clinical development of both of our subcutaneously administered next-generation subcutaneously dosed, FIX and FVIIa, coagulation factors,” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst. “With our recent equity offering, our balance sheet provides the resources to further accelerate the clinical development programs of our Factor IX and VIIa candidates through multiple key milestones in 2018 and 2019.”

Exhibit 99.1

NEWS RELEASE

Upcoming Milestones

•

Announce interim data from an open-label Phase 2 part of the Phase 2/3 program of marzeptacog alfa (activated), subcutaneous efficacy trial in individuals with hemophilia A or B with inhibitors to evaluate the ability of MarzAA to minimize, spontaneous bleeding episodes in July 2018.

•

Announce additional data from the Factor IX CB2679d Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B in the second quarter of 2018. Initiate a Phase 2b trial of CB 2679d in individuals with severe hemophilia B in the third quarter of 2018.

Fourth Quarter and Full-year 2017 Results and Financial Highlights

•

Cash, cash equivalents and short-term investments, as of Mar. 1, 2018 were in excess of $135 million, due primarily to the $115 million in gross financing in February 2018 and the proceeds from the exercise of warrants. Cash, cash equivalents and short-term investments, as of Dec. 31, 2017 and 2016 were $32.4 and $17.1 million, respectively.

•	In the fourth quarter the Company completed a follow-on financing of $10.5 million in gross proceeds.
•

Research and development expense for the three months ended Dec. 31, 2017 was $3.6 million, compared with $3.1 million for the prior year period. The increase was due primarily to manufacturing expenses for marzeptacog alfa (activated). Research and development expense for the year ended Dec. 31, 2017 was $12.8 million, compared with $11.6 million for the prior year respectively, an increase of $1.3 million, due primarily to manufacturing expenses for marzeptacog alfa (activated).

•

General and administrative expense for the three months ended Dec. 31, 2017 was $2.6 million compared with $2.2 million for the prior year period.  The increase was due primarily to increased headcount. General and administrative expenses for the years ended Dec. 31, 2017 and 2016 were $10.0 million and $9.3 million, respectively, an increase of $0.7 million, due primarily to increased headcount and financing expenses.

•

Interest and other income for the three months ended Dec. 31, 2017 was $0.1 million, compared with $1.5 million for the prior year period.  The decrease was due primarily to the 2016 gain related to the sale of noncore NNR assets. Interest and other income for the years ended Dec. 31, 2017 and 2016, were $0.3 million and $3.5 million, respectively, a decrease of $3.2 million.

•

Net loss attributable to common stockholders for the year ended Dec. 31, 2017 was $25.5 million, or ($7.45) per basic and diluted share, compared with $16.9 million, or ($21.75) per basic and diluted share, for the prior year.

•

On February 19, 2018, the last $5 million of redeemable convertible notes matured and were repaid in full with $5 million from the restricted cash indenture. The Company has no outstanding Notes or debt.

•	As of February 27, 2018, the Company had 10,968,644 shares of common stock outstanding.

Exhibit 99.1

NEWS RELEASE

About Catalyst Biosciences

Catalyst is a clinical-stage biopharmaceutical company developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia.

For more information, please visit www.catalystbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, the potential uses and benefits of CB 2679d and marzeptacog alfa (activated) and development plans for these product candidates are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Catalyst’s clinical trial timelines, the anticipated announcement of top-line results from the subcutaneous CB 2679d Phase 1/2 proof-of-concept trial in the second quarter of 2018, the anticipated announcement of interim results from the marzeptacog alpha (activated) Phase 2 clinical trial in the secondquarter of 2018, the anticipated initiation of a Phase 2b trial of CB 2679d in individuals with severe hemophilia B in the third quarter of 2018, and the Company’s belief regarding sufficiency of its existing capital resources to meet its projected operating requirements for at least the next 12 months and accelerate the clinical development programs through key milestones in 2018 and 2019. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that clinical trials and studies may be delayed and may not have satisfactory outcomes, that potential adverse effects may arise from the testing or use of Catalyst’s products, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition and other factors that affect our ability to successfully develop and commercialize our product candidates, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investors:

Fletcher Payne, CFO

Catalyst Biosciences, Inc.

1.650.871.0761

investors@catbio.com

Media:

Josephine Belluardo, Ph.D.

LifeSci Public Relations

1.646.751.4361

jo@lifescipublicrelations.com

Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences, Inc.

Consolidated Balance Sheets

(In thousands, except shares and per share amounts)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$14,472	$10,264
Short-term investments	17,971	6,800
Restricted cash	5,333	19,468
Prepaid and other current assets	1,309	958
Accounts receivable	24	31
Total current assets	39,109	37,521
Restricted cash, noncurrent	—	125
Deposits, noncurrent	128	—
Property and equipment, net	276	444
Total assets	$39,513	$38,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$747	$837
Accrued compensation	1,366	596
Other accrued liabilities	1,322	805
Deferred revenue, current portion	212	283
Deferred rent, current portion	7	41
Redeemable convertible notes	5,085	19,403
Total current liabilities	8,739	21,965
Deferred revenue, noncurrent portion	—	47
Deferred rent, noncurrent portion	—	7
Total liabilities	8,739	22,019
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 3,680 and 0 shares issued and outstanding at December 31, 2017 and 2016, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 6,081,230 and 801,756 shares issued and outstanding at December 31, 2017 and 2016, respectively	6	1
Additional paid-in capital	204,262	164,053
Accumulated other comprehensive income (loss)	—	(1)
Accumulated deficit	(173,494)	(147,982)
Total stockholders’ equity	30,774	16,071
Total liabilities and stockholders’ equity	$39,513	$38,090

Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences, Inc.

Consolidated Statements of Operations

(In thousands, except shares and per share amounts)

	Year Ended December 31,
	2017	2016
Contract revenue	$1,018	$399
Operating expenses:
Research and development	12,847	11,555
General and administrative	9,993	9,262
Total operating expenses	22,840	20,817
Loss from operations	(21,822)	(20,418)
Interest and other income, net	261	3,473
Net loss	(21,561)	(16,945)
Deemed dividend for convertible preferred stock beneficial conversion feature	(3,951)	—
Net loss attributable to common stockholders	$(25,512)	$(16,945)
Net loss per share attributable to common stockholders, basic and diluted	$(7.45)	$(21.75)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	3,423,901	779,166